UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PSM HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0332127
(State of Incorporation)	(I.R.S. Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth in Item 4, Description of Securities, in the Registrant’s Registration Statement on Form S-8 (File No. 333-179171) as filed with the Securities and Exchange Commission on January 26, 2012, which description is herein incorporated by reference.

Item 2.  Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation	8-K	333-151807	3.1	1/4/12
4.2	Current Bylaws	8-K	333-151807	3.2	1/4/12

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PSM Holdings, Inc. (Registrant)

Date: June 28, 2013	By:	/s/ Ron Hanna
	Name:	Ron Hanna
	Title:	President (principal executive officer)

Date: June 28, 2013	By:	/s/ Kevin Gadawski
	Name:	Kevin Gadawski
	Title:	Chief Financial Officer (principal accounting officer and principal financial officer)